UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  April 10, 1997


                            LANESBOROUGH CORPORATION
             (Exact name of registrant as specified in its charter)



Delaware                        33-95452                             13-3389799

(State or Other               (Commission)                     (I.R.S. Employer
Jurisdiction of               File Number)                       Identification
Incorporation)                                                        No.)


                     65 East 55th Street, New York, NY 10022
              (Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code     (212) 759-6301



         (Former name or former address, if changed since last report.)



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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 1.  Changes in Control of Registrant

     See "Item 5. Other Events" below.

Item 5.  Other Events


     On April 15, 1997, the Registrant failed to make the scheduled April 15, 1997 interest payment due on its outstanding 10% Senior Notes due 2000 (the "Notes"). Although the Registrant has engaged in discussions with a group of holders (the "Holder Group") of the Notes concerning alternatives for the restructuring of the Notes, there is no assurance that any agreement can be reached prior to the expiration of the 30-day grace period provided in the Indenture for the Notes. Upon expiration of such 30-day period, an Event of Default under the Indenture will occur, and the Notes will be subject to acceleration as provided in the Indenture.

     On April 10, 1997, Craig L. McKibben, the Company's sole director, resigned. Under the Delaware General Corporation Law, the Company's Certificate of Incorporation and Bylaws, and existing resolutions of the Board of Directors setting the size of the Board of Directors at four members, the Company's Board of Directors is prohibited from acting (other than to appoint substitute directors) with fewer than its quorum of two directors. Therefore, the Board had not been able to manage the Registrant since the resignation of Michael C. French on March 3, 1997.

     In connection with discussions concerning the possible restructuring of the Notes, the Registrant and the Holder Group discussed the possibility that two or more nominees of the Holding Group be elected to the Registrant's Board of Directors, and Mr. McKibben agreed to resign. Although successor directors had not been nominated prior to Mr. McKibben's resignation, the Holder Group and the Registrant are currently in the process of re-establishing the Registrant's Board of Directors and certain members of the Holder Group have met with operating management. The Holder Group has expressed its desire to restructure the Notes so as to maximize the value and enhance the financial prospects of the Registrant and its principal subsidiary, Buffalo Color Corporation ("BCC"). The Registrant cannot predict whether or when its shareholders will elect a new Board of Directors.

     The Registrant has withdrawn its proposed offer to exchange all of the outstanding shares of common stock of BCC for the Notes. The offer had previously been disclosed in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, although the confidential offering memorandum effecting the offer had not yet been distributed to the holders of the Notes. The Registrant reserves the right to make such an offer or a similar offer in the future.

Item 6.  Resignations of Registrant's Directors

     See "Item 5. Other Events" above.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be on its behalf by the undersigned hereunto duly authorized.

                                          LANESBOROUGH CORPORATION


Date: April 17, 1997                 By:  /s/ William O. Fields, Jr.
      --------------------                --------------------------
                                                   William O. Fields, Jr.
                                                   Secretary and Treasurer




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